Exhibit 4.2



                          [FORM OF FACE OF SECURITY]

                        K. HOVNANIAN ENTERPRISES, INC.

                        [Title of Series of Securities]

No.  ____                                     $__________

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

     K. HOVNANIAN ENTERPRISES, INC., a New Jersey corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of _____________ at the office or agency of the Company referred to below, on
___________, and to pay interest, semi-annually on _________ and _________, of each year, on said principal sum at said office or agency, at the rate of ____% per annum, from the ___________ or ___________, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is the date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from _________, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the ____ day of the calendar month preceding any __________ or __________, as the case may be, and prior to such __________ or
__________, this Security shall bear interest from such __________ or
__________; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such __________ or __________, then this Security shall bear interest from the next preceding
__________ or __________ to which interest has been paid, or, if no interest has been paid on the Securities, from ____________. The interest so payable on any _________ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the ____ day of the calendar month preceding such _________ or __________.

     Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     The Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the signature of its _______________ and by signature of its _______________ and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  _______________
TRUSTEE'S CERTIFICATE OF           [SEAL]   K. HOVNANIAN ENTERPRISES, INC.
  AUTHENTICATION
This is one of the Securities
of the series designated herein
referred to in the within
mentioned Indenture.

___________________,                        By:__________________________
as Trustee

By:________________________                 By:__________________________
     Authorized Officer

                         [FORM OF REVERSE OF SECURITY]

                        K. HOVNANIAN ENTERPRISES, INC.

                        [Title of Series of Securities]


     This Security is one of a duly authorized issue of Securities of the Company, designated as its ____________________ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) to the aggregate principal amount of $_____________, all issued or to be issued under and pursuant to an Indenture, dated as of ___________ (herein called the "Indenture"), duly executed and delivered by the Company and __________, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form only, without coupons, in denominations of $______ and integral multiples thereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     Subject to the terms of the Indenture, the Company may elect [either
(i)] to defease and be discharged from any and all obligations with respect to the Securities [or (ii) to be released from their obligations with respect to certain covenants applicable to the Securities], upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     [Discussion of provisions relating to redemption, if applicable.]

     [Discussion of provisions relating to subordination, if applicable.]

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

     Upon the presentment for registration of transfer of this Security at the office or agency of the Company at ____________________, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     Prior to due presentment for registration of transfer of this Security, the Company, the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Security, for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company or the Trustee or any Security registrar, co-registrar, paying agent or authenticating agent shall not be affected by any notice to the contrary.

                         [FORM OF NOTATION OF SECURITY
                            RELATING TO GUARANTEE]

                                   GUARANTEE

     Hovnanian Enterprises, Inc. (hereinafter referred to as the "Guarantor", which term includes any successor person under the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 13 of the Indenture and reference is hereby made to such Indenture for the terms of the Guarantee.

     No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any personal liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Securities upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                               Guarantor

          [SEAL]               HOVNANIAN ENTERPRISES, INC.

                               By_______________________________

                               By_______________________________